Exhibit 11(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form 1-A POS (File No. 024-11274) of our report dated April 30, 2021, relating to the financial statements of Red Oak Capital Intermediate Income Fund, LLC as of December 21, 2020, and for the period from June 24, 2020 (date of formation) to December 31. 2020. We also consent to the reference to us under the heading “Independent Auditors” in such Offering Statement.

/s/ UHY LLP
Farmington Hills, Michigan
January 3, 2022